UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

CoreLogic, Inc.

(Name of Registrant as Specified In Its Charter)

Senator Investment Group LP

Senator Management LLC

Senator GP LLC

Senator Master GP LLC

Douglas Silverman

Senator Focused Strategies LP

Senator Focused Holdings LP

Senator Global Opportunity Master Fund LP

Cannae Holdings, Inc.

Cannae Holdings, LLC

W. Steve Albrecht

Martina Lewis Bradford

Gail Landis

Wendy Lane

Ryan McKendrick

Katherine “KT” Rabin

Sreekanth Ravi

Lisa Wardell

Henry W. “Jay” Winship

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 30, 2020, Senator Investment Group LP and Cannae Holdings, Inc. issued the following press release regarding CoreLogic, Inc.

Senator Investment Group and Cannae Holdings Comment on Recent CoreLogic News

Commit to Vote in Favor of and Support a Transaction at Highest Possible Value

While No Longer a Bidder at $80+ Per Share, will Continue with Proxy Solicitation to Elect New Directors and Ensure CoreLogic Board Conducts a Full and Fair Sales Process

Vote on the GOLD Card TODAY to Protect Your Investment in CoreLogic

NEW YORK & LAS VEGAS, October 30, 2020 – Senator Investment Group LP (“Senator”) and Cannae Holdings, Inc. (NYSE: CNNE), (“Cannae”) today issued the following statement regarding CoreLogic, Inc. (NYSE: CLGX), (“CoreLogic” or the “Company”):

“As we have always stated, our goal is to see CoreLogic carry out a legitimate sales process, whether that results in a sale to us or a sale to a higher bidder. We will vote in favor of and support any deal that maximizes value for all shareholders of the Company. Given CoreLogic’s recent announcement that it is engaging with potential acquirers at a value of at least $80 a share, we expect the Company to move forward promptly and arrive at a signed deal with the highest bidder. While we are not a bidder at these prices, it would be a great outcome for shareholders.

Unfortunately, given CoreLogic’s history, there are reasons to have doubts about the Company’s commitment to carrying out a full and fair sales process. Even in just the last few days, media reports have raised serious questions. It has been widely reported that the current bidders interested in acquiring the Company were rebuffed for months – meaning that CoreLogic is only now presenting itself as engaging with those bidders as proxy advisory services are about to issue their opinions. Further, within one day of CoreLogic’s announcement, it was reported1 that the Company is not engaging in good faith and that one potential acquirer (and most likely the buyer best positioned to pay the highest value for the Company) is asking CoreLogic to stop playing games and to engage in a formal sales process.

We are the Company’s largest shareholder, and in order to ensure a legitimate sales process occurs at CoreLogic, we will move forward with our effort to elect fully independent and highly qualified director candidates. The nominees we have put forward have the right track records and possess the right relevant experience to give shareholders confidence that their interests will be protected. We look forward to continuing to engage with shareholders to help deliver the best outcome possible at CoreLogic.”

The time to act is NOW. To protect the value of your investment vote on the GOLD Proxy Card “FOR” the removal of ALL nine targeted CoreLogic directors, “FOR” the election of ALL of our nine highly qualified nominees and “FOR” the two By-Law proposals.

If you have any questions or need assistance voting your shares, please call today D.F. King & Co., Inc., our proxy solicitor, at (877) 478-5047. Also for additional information, please visit us at https://www.UnlockingCoreLogic.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Senator Investment Group LP, Cannae Holdings, Inc. and the other Participants (as defined below) have filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) on September 23, 2020 to be used in connection with the solicitation of proxies with respect to the proposals to be presented at the special meeting of stockholders (the “Special Meeting”) of CoreLogic, Inc., a Delaware corporation (the “Company”), scheduled to be held on November 17, 2020.

The participants in the solicitation are (i) Senator Investment Group LP (“Senator”), the investment manager of the Senator Funds (as defined below), (ii) Senator Management LLC (“Senator GP”), the general partner of Senator, (iii) Senator GP LLC (“Senator GP LLC”), the general partner of SGOM (as defined below) and SFH (as defined below), (iv) Senator Master GP LLC (“Senator Master GP”), the general partner of SFS (as defined below), (v) Mr. Douglas Silverman (“Mr. Silverman”), the Chief Executive Officer of Senator, (vi) Senator Focused Strategies LP (“SFS”), (vii) Senator Focused Holdings LP (“SFH”), (viii) Senator Global Opportunity Master Fund LP (“SGOM” and, together with SFS and SFH, the “Senator Funds”), (ix) Cannae Holdings, Inc. (“Cannae”), (x) Cannae Holdings, LLC (“Cannae Holdings”), a wholly-owned subsidiary of Cannae, (xi) W. Steve Albrecht, (xii) Martina Lewis Bradford, (xiii) Gail Landis, (xiv) Wendy Lane, (xv) Ryan McKendrick, (xvi) Katherine “KT” Rabin, (xvii) Sreekanth Ravi, (xviii) Lisa Wardell and (xix) Henry W. “Jay” Winship (collectively, the “Participants”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT THAT HAS BEEN FILED WITH THE SEC AND OTHER PROXY MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

As of the date hereof, (i) SFS directly owns 100 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (ii) SGOM directly owns 4,110,000 shares of Common Stock, (iii) SFH directly owns 1,410,000 shares of Common Stock and (iv) Cannae Holdings directly owns 2,299,900 shares of Common Stock. Additionally, as of the date hereof, SFS is party to cash-settled total return swaps referencing 3,942,810 shares of Common Stock in the aggregate and total return swaps referencing 121,090 shares of Common Stock in the aggregate.

As described in the Schedule 13D filed with the SEC by Senator, Cannae and certain of their respective affiliates with respect to the Company, each of Senator, Senator GP, Senator GP LLC, Senator Master GP, Mr. Silverman, Cannae and Cannae Holdings may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 7,941,090 shares of Common Stock (the “Shares”) and, therefore, each such Participant may be deemed to be the beneficial owner of all of the Shares. The Shares collectively represent approximately 9.99% of the outstanding shares of Common Stock based on 79,495,658 shares of Common Stock outstanding as of September 18, 2020, as reported in the Company’s Definitive Proxy Statement filed on September 22, 2020.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a recommendation to buy or sell any securities.

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets and changes in the conditions resulting from the outbreak of a pandemic such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Cannae’s Form 10-Q, 10-K and other filings with the Securities and Exchange Commission.

Investor Contact:

D.F. King & Co., Inc.

Edward McCarthy / Geoffrey Weinberg

emccarthy@dfking.com / gweinberg@dfking.com

(212) 269-5550

Media Contact:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com